INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  P.D.C. Innovative Industries, Inc.

We hereby consent to the use in this Form 8-K of our report dated February 16, 2000 relating to the financial statements of P.D.C. Innovative Industries, Inc.


/S/ Franklin & Nicholls, CPA's., L.L.C.
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FRANKLIN & NICHOLLS, CPA'S, L.L.C
Certified  Public  Accountants

March 6,  2000